                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, For Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12


                            BOSTON PROPERTIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials:

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                     [BOSTON PROPERTIES LOGO APPEARS HERE]

                                                                 March 30, 2001

Dear Stockholder:

  You are cordially invited to attend the annual meeting of stockholders of Boston Properties, Inc. This year's meeting will be held on Wednesday, May 2, 2001 at 11:00 a.m., local time, at 599 Lexington Avenue, Conference Room 2E, New York, New York.

  The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Boston Properties by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. At the meeting we will review our operations, report on 2000 financial results and discuss our plans for the future. Our directors and management team will be available to answer questions.

  Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible or vote by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

  We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Mortimer B. Zuckerman
                                          Mortimer B. Zuckerman
                                          Chairman of the Board

                                          /s/ Edward H. Linde
                                          Edward H. Linde
                                          President and Chief Executive
                                          Officer

                           [Boston Properties Logo]

                            BOSTON PROPERTIES, INC.

                              800 BOYLSTON STREET
                                   SUITE 400
                             BOSTON, MA 02199-8001

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 2001

                               ----------------

  The 2001 annual meeting of stockholders of Boston Properties, Inc. will be held on Wednesday, May 2, 2001 at 11:00 a.m., local time, at 599 Lexington Avenue, Conference Room 2E, New York, New York. At the annual meeting, stockholders will vote upon the following proposals:

  1. To elect three Class I directors, each to serve for a three-year term.

  2. To ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001.

  3. To consider and act upon one stockholder proposal concerning the annual election of directors.

  4. To consider and act upon one stockholder proposal concerning the repeal of our shareholder rights plan.

  5. To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

  You may vote if you are a stockholder of record as of the close of business on March 14, 2001. If you do not plan to attend the meeting and vote your common shares in person, please vote in one of the following ways:

  . Use the toll-free telephone number shown on your proxy card (this call is free in the U.S. and Canada);

  . Go to the Website address shown on your proxy card and vote via the Internet; or

  . Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

  Any proxy may be revoked at any time prior to its exercise at the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ William J. Wedge
                                          William J. Wedge, Esq.
                                          Secretary
March 30, 2001

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROXY STATEMENT...........................................................   1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING............................   1
  What is the purpose of the annual meeting?..............................   1
  Who is entitled to vote?................................................   1
  Can I attend the meeting?...............................................   1
  What constitutes a quorum?..............................................   1
  How do I vote?..........................................................   2
  Will other matters be voted on at the annual meeting?...................   2
  Can I revoke my proxy instructions?.....................................   2
  What other information should I review before voting?...................   2
PROPOSAL 1: ELECTION OF DIRECTORS.........................................   3
  Introduction............................................................   3
  Vote Required...........................................................   3
  Recommendation..........................................................   3
  Information Regarding the Nominees, Other Directors and Executive
   Officers...............................................................   3
  The Board of Directors and Its Committees...............................   7
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS..........   8
  Recommendation..........................................................   8
PROPOSAL 3: STOCKHOLDER PROPOSAL..........................................   8
  Annual Election of Directors............................................   8
  Boston Properties' Statement in Opposition..............................   9
  Vote Required...........................................................   9
  Recommendation..........................................................   9
PROPOSAL 4: STOCKHOLDER PROPOSAL..........................................   9
  Shareholder Rights Plan.................................................   9
  Boston Properties' Statement in Opposition..............................  10
  Vote Required...........................................................  11
  Recommendation..........................................................  11
PRINCIPAL AND MANAGEMENT STOCKHOLDERS.....................................  12
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS..........................  15
  Director Compensation...................................................  15
  Executive Compensation..................................................  15
  Summary Compensation Table..............................................  15
  Option Grants for Fiscal Year 2000......................................  18
  Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End
   Option Values..........................................................  19
  Employment and Noncompetition Agreements................................  19
  Severance Agreements....................................................  20
  Stock Performance Graph.................................................  21
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...................  22
  Compensation Committee Interlocks and Insider Participation.............  24
  Section 16(a) Beneficial Ownership Reporting Compliance.................  25
AUDIT COMMITTEE REPORT....................................................  25
INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS.............................  25
  Audit Fees..............................................................  25
  Financial Information Systems Design and Implementation Fees............  25
  All Other Fees..........................................................  26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................  26
  Times Square Acquisition and Development................................  26
  BP Prucenter Development LLC............................................  26
  Carnegie Center Acquisitions and Development............................  27
  The MBZ Charitable Remainder Trust Purchase of Shares from Prudential...  28
  Secured Lending Transactions............................................  28
  Indebtedness of Management..............................................  28
  Leasing Commissions.....................................................  28
OTHER MATTERS.............................................................  28
  Expenses of Solicitation................................................  28
  Stockholder Proposals for Annual Meetings...............................  28

                     [BOSTON PROPERTIES LOGO APPEARS HERE]

                                                                 March 30, 2001

                            BOSTON PROPERTIES, INC.

                              800 BOYLSTON STREET
                                   SUITE 400
                             BOSTON, MA 02199-8001

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 30, 2001 and are furnished in connection with the solicitation of proxies by the Board of Directors of Boston Properties, Inc. for use at the 2001 annual meeting of stockholders of Boston Properties to be held on Wednesday, May 2, 2001 at 11:00 a.m., local time, at 599 Lexington Avenue, Conference Room 2E, New York, New York, and at any adjournments or postponements thereof.

                QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

  At the annual meeting, stockholders will act upon the matters set forth in the accompanying notice of meeting, including the election of directors, ratification of the selection of our independent accountants, and consideration of two stockholder proposals, one concerning the annual election of directors and one concerning the repeal of our shareholder rights plan.

WHO IS ENTITLED TO VOTE?

  If our records show that you are a stockholder as of the close of business on March 14, 2001, which is referred to as the record date, you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

CAN I ATTEND THE MEETING?

  All stockholders of record of Boston Properties' shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder or proxy will be asked to present a form of valid picture identification, such as a driver's license or passport.

WHAT CONSTITUTES A QUORUM?

  The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 89,701,122 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect votes withheld for director nominees, abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

HOW DO I VOTE?

  Voting by Proxy Holders for Shares Registered Directly in the Name of the Stockholder. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares by using the toll-free telephone number, the Internet Website listed on the proxy card or by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you by Boston Properties.

  Voting by Proxy Holders for Shares Registered in the Name of a Brokerage Firm or Bank. If your common shares are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your common shares voted.

  Vote by Telephone. If you hold your common shares in your own name as a holder of record, you may vote by telephone by calling the toll-free number listed on the accompanying proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. on May 1, 2001. When you call you will receive a series of voice instructions which will allow you to vote your common shares. A control number, located above the registration line of your proxy card, verifies your identity as a stockholder and allows you to vote your common shares and confirm that your voting instructions have been recorded properly. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

  Vote by Internet. You also have the option to vote via the Internet. The Website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. on May 1, 2001. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

  Vote by Mail. If you would like to vote by mail, mark your proxy card, sign and date it, and return it to EquiServe in the postage-paid envelope provided.

  Vote in Person. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their common shares of record.

WILL OTHER MATTERS BE VOTED ON AT THE ANNUAL MEETING?

  We are not now aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

CAN I REVOKE MY PROXY INSTRUCTIONS?

  You may revoke your proxy at any time before it has been exercised by:

  . filing a written revocation with the Secretary of Boston Properties at the address set forth below;

  . filing a duly executed proxy bearing a later date; or

  . appearing in person and voting by ballot at the annual meeting.

  Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

WHAT OTHER INFORMATION SHOULD I REVIEW BEFORE VOTING?

  For your review, our 2000 annual report, including financial statements for the fiscal year ended December 31, 2000, is being mailed to stockholders concurrently with this proxy statement. The annual report, however, is not part of the proxy solicitation material. For your further review, a copy of our annual report filed with the Securities and Exchange Commission (the "SEC") on Form 10-K, including the financial statements, may be obtained without charge by writing to the Secretary of Boston Properties at the following address: 800 Boylston Street, Suite 400, Boston, Massachusetts 02199-8001.

                       PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

  Our Board of Directors currently consists of seven members who are divided into three classes. At the annual meeting, three Class I directors will be elected to serve until the 2004 annual meeting or until their respective successors are duly elected and qualified.

  Our Board of Directors has nominated Mortimer B. Zuckerman, Alan B. Landis and Richard E. Salomon to serve as the Class I directors. The nominees are currently serving as directors of Boston Properties. Our Board of Directors anticipates that the nominees will serve, if elected, as directors. However, if any persons nominated by our Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as our Board of Directors may recommend. Our Board of Directors will consider a nominee for election to our Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of our by-laws.

VOTE REQUIRED

  Directors must be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as "yes votes;" votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, although they will be counted when determining whether there is a quorum.

RECOMMENDATION

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THEIR NOMINEES, MORTIMER B. ZUCKERMAN, ALAN B. LANDIS AND RICHARD E. SALOMON. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

INFORMATION REGARDING THE NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

  The following biographical descriptions set forth certain information with respect to the three nominees for re-election as Class I directors at the annual meeting, each director who is not up for election and the executive officers who are not directors, based on information furnished to Boston Properties by each director and executive officer. The following information is correct as of February 15, 2001.

 Nominees for Election as Directors--Term Expiring 2001

  MORTIMER B. ZUCKERMAN. Mr. Mortimer B. Zuckerman serves as Chairman of our Board of Directors and has been a director since June 23, 1997. Mr. Zuckerman co-founded Boston Properties in 1970 after spending seven years at Cabot, Cabot & Forbes where he rose to the position of Senior Vice President and Chief Financial Officer. Mr. Zuckerman serves as a trustee for New York University, a trustee of Memorial Sloan-Kettering Cancer Institute, a trustee of the Institute for Advanced Studies at Princeton and a member of the Council on Foreign Relations and the International Institute for Strategic Studies. He is also Chairman and Editor-in-Chief of U.S. News & World Report, Chairman and Co-Publisher of the New York Daily News and Chairman of the Board of Applied Graphics Technologies and a member of the Board of Directors of Chase Manhattan Corporation National Advisory Board, Loews Cineplex and WNET/Channel Thirteen. Mr. Zuckerman is a graduate of McGill University in Montreal where he received an undergraduate degree in 1957 and a degree in law in 1961. He received an MBA with distinction from the Wharton School, University of Pennsylvania in 1961 and an LLM from Harvard University in 1962. He has also received three honorary degrees. He is 63 years old.

  ALAN B. LANDIS. Mr. Alan B. Landis has been a director since June 30, 1998. He also serves as the Chief Executive Officer of The Landis Group, a real estate development and management organization which was the developer of Carnegie Center. Since 1967, Mr. Landis has held various positions with The Landis Group or its predecessors. He has served as the Co-Chairman and Trustee of the Foundation Fighting Blindness Celebrity Golf Classic since 1988 and has been appointed to the Advisory Board to Prevent Child Abuse. He was named a trustee to the Hun School at Princeton in 1988. Mr. Landis has been the recipient of several awards, including The Urban Land Institute Award for Excellence, The American and National Planning Association Awards, The American Institute of Architects Award for Precedent Setting Achievements in Land Use and Development, The American Society of Landscape Architects Environmental Enhancement Award, The National Association of Industrial Office Parks Impact Award/Developer of the Year Award, the MSM Community Development Award and the Israel Peace Medal. He received a BS in Accounting from New York University in 1965. He is 57 years old. Mr. Landis was appointed to the Board of Directors pursuant to a directorship agreement in connection with our acquisition of a portfolio of properties in New Jersey. We agreed that the Board of Directors will nominate Mr. Landis for re-election as a director at each annual meeting of stockholders in a year in which his term expired as long as Mr. Landis (together with parties related to him) continue to beneficially own at least one percent of the aggregate number of outstanding shares of common stock and units of limited partnership interest in Boston Properties Limited Partnership. Additionally, Mr. Landis must comply with the policies of our Board of Directors and attend a certain number of the meetings of our Board of Directors. Mr. Landis' brother, Mitchell S. Landis, serves as Senior Vice President and Manager of our Princeton office.

  RICHARD E. SALOMON. Mr. Richard E. Salomon has been a director since November 12, 1998. He is President of Mecox Ventures, a private investment company. Mr. Salomon was an officer of the investment advisory firm, Spears, Benzak, Salomon & Farrell from 1982 until 2000. Mr. Salomon serves as Senior Advisor to Mr. David Rockefeller. He represented Rockefeller interests on the Executive Committee of Embarcadero Center from 1977 until 1998. In addition, he is Chairman of the Advisory Board of Blackstone Alternative Asset Management. He is a director of Cousins Properties, Rockefeller Center and Strategic Hotel Capital. He is a trustee of the Museum of Modern Art, The New York Public Library and Rockefeller University. Mr. Salomon serves as the Chairman of the Investment Committee of Rockefeller University and is a member of the Investment Committee at The Council of Foreign Relations, The New York Public Library, the Museum of Modern Art and the Sloan Foundation. He received a BA from Yale University in 1964 and an MBA from Columbia University Graduate School of Business in 1967. He is 58 years old.

 Incumbent Directors--Term Expiring 2002

  ALAN J. PATRICOF. Mr. Alan J. Patricof has been a director since June 23, 1997. Mr. Patricof is Chairman of the Board of Directors of Patricof & Co. Ventures, the company that he founded in 1969. He serves as a director of CoreComm Limited, Johnny Rockets Group and NTL. In addition, he currently serves on The Board of Trustees of Columbia University Graduate School of Business and Beth Israel Hospital. He is a member of The Council on Foreign Relations, as well as a Visiting Committee Member of the Actors Studio Division of the New School University. Mr. Patricof received a BS in finance from The Ohio State University and an MBA from Columbia University Graduate School of Business. He is 66 years old.

  MARTIN TURCHIN. Mr. Martin Turchin has been a director since June 23, 1997. Since 1985, Mr. Turchin has served as Vice-Chairman of Insignia/ESG, Inc., a subsidiary of Insignia Financial Group, one of the nation's largest commercial real estate brokerage, consulting and management firms. Prior to joining Insignia/ESG, Inc., he spent 14 years with Kenneth E. Laub & Company, Inc. where he was involved in real estate acquisition, financing, leasing and consulting. Mr. Turchin has more than 30 years experience as a commercial real estate broker, consultant and advisor and has been involved in some of the largest real estate transactions in the United States. During his career, he has orchestrated more than 50 million square feet of real estate transactions. Mr. Turchin is a three time recipient of the Real Estate Board of New York's "Most Ingenious Deal of the Year Award" and a recipient of the "Robert T. Lawrence Award." Mr. Turchin holds a BS from City College of the University of New York and a JD from St. John's Law School. He is 59 years old.

Incumbent Directors--Term Expiring 2003

  EDWARD H. LINDE. Mr. Edward H. Linde serves as President, Chief Executive Officer and has been a director since June 23, 1997. Mr. Linde co-founded Boston Properties in 1970 after spending five years at Cabot, Cabot & Forbes, where he became Vice President and Senior Project Manager. Mr. Linde serves as a trustee of the Boston Symphony Orchestra and a director of Jobs for Massachusetts. He is also a member of the Board of Directors of the John Hancock Life Insurance Company and Homeruns.com. Mr. Linde received a BS in Civil Engineering from MIT in 1962 and an MBA from Harvard Business School, where he was a Baker Scholar, in 1964. He is 59 years old. His son, Douglas T. Linde, serves as our Senior Vice President, Chief Financial Officer and Treasurer.

  IVAN G. SEIDENBERG. Mr. Ivan G. Seidenberg has been a director since June 23, 1997. Mr. Seidenberg has served as the President and Co-Chief Executive Officer for Verizon Communications, since its formation by the merger of Bell Atlantic and GTE. Prior to this merger, Mr. Seidenberg served as the Chairman and Chief Executive Officer for Bell Atlantic since 1998. From 1997 through December 1998, Mr. Seidenberg served as the Vice Chairman, President and Chief Operating Officer of Bell Atlantic. Prior to the merger of Bell Atlantic and NYNEX, from 1995 to 1997, Mr. Seidenberg served as the Chairman and Chief Executive Officer of NYNEX where he held various positions since 1991. As a chief executive, he has led efforts during two of the largest mergers in business history - Bell Atlantic's merger with NYNEX in August 1997 and the recently completed Verizon merger. Mr. Seidenberg is a member of the Board of Directors of Honeywell International, American Home Products, CVS, Pace University, The Museum of Television and Radio, The National Urban League, The New York Hall of Science, The New York Hospital, Verizon Communications and Viacom. He is a member of the Council on Foreign Relations. Mr. Seidenberg received a BA in mathematics from City University of New York and an MBA from Pace University. He is 54 years old.

 Executive Officers Who Are Not Directors

  ROBERT E. BURKE. Mr. Robert E. Burke serves as Executive Vice President for Operations, with responsibility for administrative policy and day-to-day control of our operations. Prior to his appointment in April 1998 to this position, he served for 12 years as Senior Vice President and Co-Manager of our Washington, D.C. office. He joined us in 1979 to open our Washington area office, serving as General Manager in charge of operations of that office until 1998. Prior to 1979, Mr. Burke spent over seven years as General Manager of the development of the John Fitzgerald Kennedy Library Corporation. He received dual degrees in 1960 when he earned a BS from Bates College and a Bachelor of Civil Engineering degree from Rensselaer Polytechnic Institute. He is 63 years old.

  RAYMOND A. RITCHEY. Mr. Raymond A. Ritchey serves as Executive Vice President, Head of our Washington, D.C. office and National Director of Acquisitions and Development. Prior to his appointment in April 1998 to this position, he served as Senior Vice President and Co-Manager of our Washington, D.C. office. In his current position, Mr. Ritchey is responsible for all business development, leasing and marketing as well as new opportunity origination in the Washington, D.C. area. He also directly oversees similar activities on a national basis. Mr. Ritchey joined us in 1980, leading our expansion to become one of the dominant real estate firms in the Washington, D.C. metropolitan area. For four years prior to joining us, Mr. Ritchey was one of the leading commercial real estate brokers in the Washington, D.C. area with Coldwell Banker. He is a 1972 graduate of the U.S. Naval Academy and a 1973 graduate of the U.S. Naval Post Graduate School in Monterey, California. He is 50 years old.

  DOUGLAS T. LINDE. Mr. Douglas T. Linde serves as Senior Vice President, Chief Financial Officer and Treasurer. He previously served as Senior Vice President for Financial and Capital Markets. Mr. Linde oversees the accounting, control and financial management departments and is also responsible for capital raising, financial strategy, planning and acquisitions. In addition, Mr. Linde has played a key role in our acquisition program, including the purchase and financing of the Prudential Center in Boston, the Embarcadero Center in San Francisco, the Carnegie Center Portfolio in Princeton, NJ, University Place in Cambridge, MA and Reservoir

Place in Waltham, MA. He joined us in January 1997 as Vice President of Acquisitions and New Business to help identify and execute acquisitions and to develop new business opportunities. Prior to joining us, Mr. Linde served from 1993 to 1997 as President of Capstone Investments, a Boston real estate investment company. From 1989 to 1993, he served as Project Manager and Assistant to the Chief Financial Officer of Wright Runstad and Company, a private real estate developer in Seattle, WA. He began his career in the real estate industry with Salomon Brothers' Real Estate Finance Group. Mr. Linde received a BA from Wesleyan University and an MBA from Harvard Business School. Mr. Linde is on the Board of Overseers for the Beth Israel Deaconess Medical Center and serves on the Finance Committee and is a director of the Boston Municipal Research Bureau. He is 37 years old. Mr. Linde's father, Edward H. Linde, serves as our President, Chief Executive Officer and a director.

  BRYAN J. KOOP. Mr. Bryan J. Koop serves as Senior Vice President and Manager of our Boston office. Mr. Koop is responsible for overseeing the operation of our existing regional portfolio in the Boston area, which includes the Prudential Center and Cambridge Center. He is also responsible for developing new business opportunities in the area. Prior to joining us in 1999, Mr. Koop served at Trammell Crow Company from 1982 to 1999 where his career covered high rise office building leasing and the development of commercial office buildings and shopping centers. From 1993 to 1999 his position was Managing Director and Regional Leader for Trammell Crow Company's New England region, which included all commercial office and shopping center operations. Mr. Koop is a member of the Board of Directors for the Massachusetts Chapter of NAIOP (National Association of Industrial and Office Parks). Mr. Koop received a BBA in 1980 and an MBA in 1982 from Texas Christian University. He is 42 years old.

  MITCHELL S. LANDIS. Mr. Mitchell S. Landis serves as Senior Vice President and Manager of our Princeton office. Prior to his appointment in February 2001 to this position, he served as Vice President and Manager of our Princeton office. He is responsible for overseeing development, leasing and management for Carnegie Center and Tower Center assets and for the pursuit of new business opportunities in the region. Mr. Landis joined Boston Properties in June 1998 when the assets of The Landis Group, for whom he was Chief Operating Officer, were acquired. For 19 years prior to that, he owned and operated Landis Food Services, a restaurant franchisor and owner in the Northeast United States and Canada. Mr. Landis received a BS degree in Economics from New York University in 1973 and completed coursework for a masters degree in Economics in 1975. He is 50 years old. Mr. Landis' brother, Alan B. Landis, serves as a member of our Board of Directors and has been nominated to serve again as a Class I director.

  E. MITCHELL NORVILLE. Mr. E. Mitchell Norville serves as Senior Vice President and Manager of our Washington, D.C. office. He is in charge of all development activities as well as being responsible for all administrative, project, construction and property management activities for our Washington D.C. office, with a staff of more than 200 people. From 1994 to 1998, he served as Senior Vice President and Senior Project Manager of our Washington, D.C. office, with responsibilities for various project developments. Mr. Norville has been directly responsible for over four million square feet of new development and renovation projects. He received a BS in Mechanical Engineering from Clemson University in 1980 and an MBA from the University of Virginia in 1984. He is 42 years old.

  ROBERT E. PESTER. Mr. Robert E. Pester serves as Senior Vice President and Manager of our San Francisco office, with responsibility for all of our activities on the West Coast. Mr. Pester is responsible for overseeing existing operations at the Embarcadero Center and the Gateway Center in South San Francisco and developing new business opportunities in the area. Prior to joining us in 1998, he served as Executive Vice President and Chief Investment Officer of Bedford Property Investors, a real estate investment trust in Lafayette, CA, where he led the acquisitions and development program. Prior to 1994, he was President of Bedford Property Development, a private West Coast development concern that held more than $2 billion in real estate assets. From 1980 to 1989, he was a leading commercial real estate broker with Cushman & Wakefield in northern California, where he last served as Vice President. He is a graduate of the University of California at Santa Barbara with a BA in economics and political science. He is 44 years old.

  ROBERT E. SELSAM. Mr. Robert E. Selsam serves as Senior Vice President and Manager of our New York office. He oversees all aspects of our New York activities, including development, acquisitions, leasing and building operations. He joined us as a Vice President in 1984, prior to which he was Director of Planning for the Metropolitan Transportation Authority of the State of New York. Mr. Selsam is a member of the Board of Governors of the Real Estate Board of New York. He is a board member of the New York Building Congress, is Executive Vice President and past Co-Chairman of the Associated Builders and Owners of Greater New York, a member of the Executive Committee of the Association for a Better New York and a trustee of Phipps Houses and the Salvadori Center. He received a BA from the University of Pennsylvania in 1968 and an MS in Urban Planning from the Columbia University School of Architecture in 1970. He is 54 years old.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  Board of Directors. Boston Properties is managed by a seven member Board of Directors, a majority of whom are independent of our management. Our Board of Directors is divided into three classes, and the members of each class of directors serve for staggered three-year terms. Our Board of Directors is composed of three Class I directors (Messrs. Zuckerman, Landis and Salomon), two Class II directors (Messrs. Patricof and Turchin) and two Class III directors (Messrs. Linde and Seidenberg). The terms of the Class II and Class III directors will expire upon the election and qualification of directors at the annual meetings of stockholders held in 2002 and 2003, respectively. At each annual meeting of stockholders, directors will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring.

  Our Board of Directors met seven times in 2000. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings of all committees of our Board of Directors on which the director served.

  Audit Committee. Our Board of Directors has established an Audit Committee consisting of Messrs. Patricof (Chairman), Salomon and Seidenberg. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Our Board has adopted an Audit Committee Charter, a copy of which is attached to this statement as Appendix A. Each member of the audit committee is "independent" as that term is defined in the rules of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange. The Audit Committee met four times during 2000.

  Compensation Committee. Our Board of Directors has established a Compensation Committee consisting of Messrs. Seidenberg (Chairman), Patricof and Turchin. The Compensation Committee exercises all powers of our Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the 1997 Stock Option and Incentive Plan, as amended (the "1997 Stock Plan"). The Compensation Committee met two times during 2000.

  Our Board of Directors has also established (1) a Special Transactions Committee, the members of which are Messrs. Zuckerman and Linde, which may approve acquisitions, dispositions, financings and refinancings below $25 million and may approve refinancings over $25 million if the existing debt is increasing by less than $25 million, and (2) a Significant Transactions Committee, the members of which are Messrs. Zuckerman, Linde and Turchin, which may approve acquisitions, dispositions, financings and refinancings equal to $25 million but less than $200 million and may approve refinancings over $200 million if the existing debt is increasing by less than $200 million. The Special Transactions Committee did not meet but took action by written consent nine times in 2000. The Significant Transactions Committee did not meet but took action by written consent eight times in 2000.

  Boston Properties does not have a standing nominating committee. Our full Board of Directors performs the function of such a committee.

  Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Boston Properties or to discharge specific duties delegated to the committee by the full Board of Directors.

       PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  Our Board of Directors, upon the recommendation of the Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as independent accountants of Boston Properties for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has served as our independent accountants since our initial public offering of common stock in June 1997 and is considered by management of Boston Properties to be well qualified. We have been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in Boston Properties or any of its subsidiaries in any capacity. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

  Although Boston Properties is not required to submit the ratification and approval of the selection of our independent accountants to a vote of stockholders, our Board of Directors believes that it is sound policy to do so. In the event that the vote of the majority of shares present and entitled to vote on the proposal are against the selection of PricewaterhouseCoopers LLP, the directors will consider the vote and the reasons therefore in future decisions on the selection of independent accountants.

RECOMMENDATION

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                       PROPOSAL 3: STOCKHOLDER PROPOSAL

ANNUAL ELECTION OF DIRECTORS

  Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, record holder of 100 shares of common stock of Boston Properties, has given formal notice that she will introduce the following resolution at the forthcoming annual meeting and has furnished the following statements in support of her proposal:

  RESOLVED: "That the stockholders of Boston Properties recommend that the Board of Directors take the necessary steps to instate the election of directors ANNUALLY, instead of the stagger system which was adopted."

  REASONS: "The great majority of New York Stock Exchange listed corporations elect all their directors each year."

  "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

  "Last year the owners of 23,608,579 shares, representing approximately 50.43% of shares voting, voted FOR this proposal."

  "If you AGREE, please mark your proxy FOR this resolution."

BOSTON PROPERTIES' STATEMENT IN OPPOSITION

  Last year an identical proposal was considered by the stockholders and received the affirmative vote of 50.43 percent of the votes cast, which represented 34.7% of the outstanding shares entitled to vote. Last year's proposal was a recommendation that the Board of Directors take the necessary steps to instate the annual election of directors. The steps necessary to eliminate the classified board are: (i) adoption of an amendment to our Certificate of Incorporation by the Board of Directors; and (ii) approval of the amendment by the affirmative vote of not less than 75 percent of the outstanding shares entitled to vote. The Board of Directors carefully considered whether to begin the process to amend the Certificate of Incorporation, but for the reasons noted below, decided that it was not in the best interest of Boston Properties or its stockholders to do so.

  The Board of Directors continues to believe that the staggered system of electing directors provides important benefits to Boston Properties:


  . The staggered system provides continuity and stability of experienced directors on our Board of Directors since a majority of the directors will always have prior experience as directors of Boston Properties and will be familiar with our business strategies and operations.

  . In the event of any unfriendly or unsolicited proposal to take over or restructure Boston Properties, the staggered system would enhance management's ability to negotiate in the best interests of all stockholders by affording Boston Properties time to negotiate with the sponsor, to consider alternative proposals, and to assure that stockholder value is maximized.

  In addition, the Board of Directors believes that directors who are elected to three-year terms are just as accountable to stockholders as directors who are elected on an annual basis. Under applicable law, the directors owe to the stockholders fiduciary duties which do not depend on how often they are elected.

  The Board of Directors believes that this proposal is not in the best interest of Boston Properties or its stockholders.

VOTE REQUIRED

  The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for adoption of this resolution. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

RECOMMENDATION

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

                       PROPOSAL 4: STOCKHOLDER PROPOSAL

SHAREHOLDER RIGHTS PLAN

  The Service Employees International Union ("SEIU"), 1313 L Street, N.W., Washington D.C., 20005, record holder of 89 shares of common stock of Boston Properties, has given formal notice that it will introduce the following resolution at the forthcoming annual meeting and has furnished the following statements in support of their proposal:

  RESOLVED: "The shareholders of Boston Properties, Inc. (the "Company") request the Board of Directors to redeem the shareholder rights issued in June, 1997 unless such issuance is approved by the affirmative vote of the outstanding shareholders, to be held as soon as is practicable."

  SUPPORTING STATEMENT: "In June 1997, the Board of Directors of Boston Properties, Inc. issued, without shareholder approval, certain shareholder rights pursuant to a Shareholder Rights Plan. These rights are a type of anti-takeover device, commonly referred to as a "poison pill,' which injure shareholders by reducing management accountability and adversely affecting shareholder value.

  While management and the Board of Directors should have the appropriate tools to ensure that all shareholders benefit from any proposal to acquire the Company, the future possibility of takeover does not justify the unilateral imposition of a poison pill. As Nell Minow and Robert Monks note in their book Power and Accountability, poison pills "amount to major de facto shifts of voting rights away from shareholders to management, on matters pertaining to the sale of the corporation. They give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders.'

  Rights plans like ours have become increasingly unpopular in recent years. Last year, a majority of shareholders at Quaker Oats, Anheuser-Busch, Baxter International, Electronic Data Systems, Mattel and Southwest Airlines among others, voted in favor of proposals asking management to redeem or repeal poison pills. In addition, the Council of Institutional Investors--an organization of large corporate and public pension plans--calls for shareholder approval of all poison pills in its Shareholder Bill of Rights.

  To assure shareholders that management and Board of Directors respect the right of shareholders to participate in the fundamental decisions that affect the Company's governance and performance, we urge the Company to redeem the Shareholder Rights Plan or subject it to a vote as soon as may be practical."


BOSTON PROPERTIES' STATEMENT IN OPPOSITION

  The Shareholder Rights Agreement was adopted at the time of Boston Properties' initial public offering to provide our stockholders with the opportunity to benefit from our long-term prospects and value and to ensure that our stockholders receive fair and equal treatment in the event of any proposed takeover of Boston Properties. The adoption of the Shareholder Rights Agreement by the Board of Directors fulfilled the Board's responsibility under Delaware law to manage and direct the business and affairs of Boston Properties and, as a legal matter, did not require stockholder approval.

  The Shareholder Rights Agreement is designed to encourage any potential acquiror of Boston Properties to negotiate directly with our Board, which we believe is in the best position to negotiate on behalf of all stockholders. The Shareholder Rights Agreement does not change the fiduciary standards to be followed by our Board of Directors in responding to a takeover bid. The Board must continue to evaluate a proposal for its merits and determine whether, in the Board's business judgment, the bid is in the best interests of all the stockholders and consistent with our long-term business plan and strategy.

  The function of the Shareholder Rights Agreement is to assist the Board in its efforts to preserve and maximize Boston Properties' value for all stockholders. The Shareholder Rights Agreement is not intended to prevent a takeover of Boston Properties; it is intended to provide protection from abusive and coercive tactics that frequently occur in takeover attempts. The Shareholder Rights Agreement is designed to ensure that our stockholders receive fair and equal treatment in the event of an unsolicited attempt to take over Boston Properties and to guard against partial tender offers and other abusive takeover tactics designed to gain control of Boston Properties without paying all of the stockholders the fair value of their shares. The Shareholder Rights Agreement induces a bidder for Boston Properties to negotiate with the Board of Directors and thus strengthens the Board's bargaining power on behalf of all stockholders.

  The benefits of a shareholder rights plan were validated in a November, 1997 study prepared by Georgeson & Company, Inc., a leading investor relations firm. In relevant part, the Georgeson study concluded:


  . premiums paid to acquire companies with shareholder rights plans were on average eight percentage points higher than premiums paid for target companies without rights plans;

  . rights plans contributed an additional $13 billion in shareholder value during the last five years and shareholders of acquired companies without right plans give up $14.5 billion in potential premiums;

  . the presence of a rights plan did not increase the likelihood of withdrawal of a friendly takeover bid nor the defeat of a hostile one; and

  . rights plans did not reduce the likelihood of a company becoming a takeover target.

  As described above, the Shareholder Rights Agreement is a powerful tool to protect the interests of all stockholders. Our Board of Directors continues to believe that the Shareholder Rights Agreement is a very effective device to ensure that our Board, not a potential bidder, controls the timing of the consideration of a takeover bid and empirical evidence suggests that shareholder rights plans like ours better position boards of directors to negotiate the best price for all stockholders.

VOTE REQUIRED

  The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for adoption of this resolution. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

RECOMMENDATION

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table shows the amount of common stock and units of partnership interest in the Operating Partnership beneficially owned as of March 1, 2001 by:

  .  each director;

  . the Chairman of the Board, the Chief Executive Officer and the four most highly compensated executive officers of Boston Properties each of whose compensation exceeded $100,000 during the fiscal year ended December 31, 2000 (the "named executive officers");

  .  all directors and executive officers of Boston Properties as a group;
     and

  . each person known by Boston Properties to hold more than 5% of our outstanding common stock.

  On March 1, 2001, there were 89,680,289 shares of our common stock outstanding, 20,903,474 common units of limited partnership interests in the Operating Partnership ("common units") outstanding, each of which are redeemable for one share of Boston Properties' common stock (if Boston Properties elects to issue common stock rather than pay cash upon such redemption) and 2,482,026 units of Series One preferred units outstanding, each of which is currently convertible into 0.88889 common units. The number of common shares "beneficially owned" by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (i) any shares as to which the individual or entity has sole or shared voting power or investment power, (ii) any shares which could be purchased by the exercise of options at or within 60 days of March 1, 2001,
(iii) common units and (iv) Series One preferred units.

  Beneficial ownership does not include (i) our Series Two preferred units and Series Three preferred units, which are not convertible into common units until December 31, 2002, (ii) our Series A preferred stock, which is not convertible into common stock until December 31, 2002, or (iii) our Series Z preferred units, which are not convertible into common units until February 11, 2002.

                                                            PERCENTAGE
                                                NUMBER OF     OF ALL
                                                 SHARES       COMMON   PERCENT
                                                AND UNITS     STOCK    OF ALL
NAME AND BUSINESS ADDRESS                     BENEFICIALLY      AND     COMMON
OF BENEFICIAL OWNER*                              OWNED      UNITS(1)  STOCK(2)
-------------------------                     ------------- ---------- -------
DIRECTORS AND EXECUTIVE OFFICERS
Mortimer B. Zuckerman(3).....................  9,665,597.00    8.52%     9.86%
Edward H. Linde(4)........................... 10,860,229.00    9.57     11.14
Alan B. Landis(5)............................  2,036,810.36    1.81      2.22
Alan J. Patricof(6)..........................     22,500.00      **        **
Richard E. Salomon(7)........................     12,500.00      **        **
Ivan G. Seidenberg(8)........................     18,000.00      **        **
Martin Turchin(9)............................     23,500.00      **        **
Robert E. Burke(10)..........................    538,313.67      **        **
Raymond A. Ritchey(11).......................    651,051.00      **        **
Robert E. Pester(12).........................     90,219.73      **        **
Robert E. Selsam(13).........................    172,140.73      **        **

5% HOLDERS

Capital Growth Management L.P.(14)...........  5,303,500.00    4.70%     5.91%

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A
 GROUP (15 PERSONS).......................... 23,193,884.04   20.09%    21.38%

--------
* Unless otherwise indicated, the address is c/o Boston Properties, Inc., 800 Boylston Street, Suite 400, Boston, Massachusetts 02199-8001.
** Less than 1%

(1) Assumes that all common units and Series One preferred units (on an as converted basis) held by the person are presented to Boston Properties for redemption and acquired by Boston Properties for shares of common stock and that all of their exercisable options or options which become exercisable within 60 days of March 1, 2001 to acquire shares of common stock are exercised. The total number of shares used in calculating this percentage assumes that all of the common units and Series One preferred units (on an as converted basis) outstanding held by all persons other than Boston Properties are presented to Boston Properties for redemption and acquired by Boston Properties for shares of common stock and assumes that only exercisable options or options which become exercisable within 60 days of March 1, 2001 held by such person to acquire shares of common stock are exercised.
(2) Assumes that all the common units and Series One preferred units (on an as converted basis) held by the person are presented to Boston Properties for redemption and acquired by Boston Properties for shares of common stock and that all of their exercisable options or options which become exercisable within 60 days of March 1, 2001 to acquire shares of common stock are exercised. The total number of shares of common stock outstanding used in calculating the percentage assumes that none of the common units and Series One preferred units (on an as converted basis) held by other persons are presented to Boston Properties for redemption and acquired by Boston Properties for shares of common stock and assumes that only the exercisable options or options which become exercisable within 60 days of March 1, 2001 held by the person to acquire shares of common stock are exercised.
(3) Includes 1,291,770 shares of common stock, 6,261,768 common units held directly, 1,405,392 common units held through a trust, of which Mr. Zuckerman's daughter is the beneficiary, 506,667 currently exercisable stock options and 200,000 shares of common stock issuable upon the exercise of stock options that will become exercisable within 60 days of March 1, 2001. Excludes 1,806,842 shares of common stock held by The MBZ Charitable Remainder Unitrust, of which Mr. Zuckerman is the grantor.
(4) Includes 1,201,771 shares of common stock, 3,864,287 common units held directly, 1,875,270 common units held through trusts, 506,667 currently exercisable stock options and 200,000 shares of common stock issuable upon the exercise of stock options that will become exercisable within 60 days of March 1, 2001. Also includes 1,806,842 shares of common stock held by The MBZ Charitable Remainder Unitrust, of which Mr. Linde serves as sole trustee and 1,405,392 common units held by The MBZ 1996 Trust, of which Mr. Linde serves as sole trustee.
(5) Includes 189,512 Series One preferred units held directly, 1,187,244 Series One preferred units held by a partnership of which Mr. Landis is the general partner, various corporations of which Mr. Landis is the sole stockholder and various family trusts and 318,232 common units held directly. Also includes 368,412 Series One preferred units and 154,816 common units held by Mr. Landis' wife. Mr. Landis is deemed to own directly or indirectly 1,551,262.38 common units into which these Series One preferred units so held are convertible. Mr. Landis disclaims beneficial ownership of the Series One preferred units and the common units held by his wife. Also includes 12,500 currently exercisable stock options. Excludes 2,519.08 deferred stock units which were awarded under the 1997 Stock Plan to non-employee directors who elected to receive such awards in lieu of director compensation fees and are to be settled in shares of common stock upon the holders' retirement from our Board of Directors.
(6) Includes 5,000 shares of common stock and 17,500 currently exercisable stock options. Excludes 3,538.76 deferred stock units which were awarded under the 1997 Stock Plan to non-employee directors who elected to receive such awards in lieu of director compensation fees and are to be settled in shares of common stock upon the holders' retirement from our Board of Directors.
(7) Includes 12,500 currently exercisable stock options, but excludes 83,728.43 Series Two preferred units held directly and 40,826.08 Series Two preferred units held by certain trusts. These Series Two preferred units represent preferred units of limited partnership interest in the Operating Partnership which are convertible into 163,457.36 common units beginning on December 31, 2002. Excludes 2,259.88 deferred stock units which were awarded under the 1997 Stock Plan to non-employee directors who elected to receive such awards in lieu of director compensation fees and are to be settled in shares of common stock upon the holders' retirement from our Board of Directors.
(8) Includes 500 shares of common stock and 17,500 currently exercisable stock options. Excludes 3,498.83 deferred stock units which were awarded under the 1997 Stock Plan to non-employee directors who elected to receive such awards in lieu of director compensation fees and are to be settled in shares of common stock upon the holders' retirement from our Board of Directors.
(9) Includes 5,000 shares of common stock held directly, 500 shares of common stock held through family trusts, 500 shares of common stock held by Mr. Turchin's wife and 17,500 currently exercisable stock options. Excludes 3,435.18 deferred stock units which were awarded under the 1997 Stock Plan to non-employee directors who elected to receive such awards in lieu of director compensation fees and are to be settled in shares of common stock upon the holders' retirement from our Board of Directors. Mr. Turchin disclaims beneficial ownership of the common stock held by his wife.
(10) Includes 248,244 common units held directly, 37,547 common units held by a limited liability company of which Mr. Burke is the managing member, 379 common units held by Mr. Burke's wife, 3,571 shares of restricted stock awarded under the 1997 Stock Plan that vest in five equal annual installments beginning on January 24, 2001 and 3,571 shares of restricted stock awarded under the 1997 Stock Plan that vest in five equal annual installments beginning on January 18, 2002. The value of the restricted stock awards as of December 29, 2000 is $310,677. Also includes 211,668 currently exercisable stock options and 33,333 shares of common stock issuable upon the exercise of stock options that will become exercisable within 60 days of March 1, 2001. Mr. Burke disclaims beneficial ownership of the common units held by his wife.
(11) Includes 250,570 common units held directly, 35,244 common units held by a limited liability company of which Mr. Ritchey is the managing member, 356 common units held by Mr. Ritchey's wife, 5,357 shares of restricted stock awarded under the 1997 Stock Plan that vest in five equal annual installments beginning on January 24, 2000 and 5,357 shares of restricted stock awarded under the 1997 Stock Plan that vest in five equal annual installments beginning on January 18, 2002. The value of the restricted stock awards as of December 29, 2000 is $466,059. Also includes 304,167 currently exercisable stock options and 50,000 shares of common stock issuable upon the exercise of stock options that will become exercisable within 60 days of March 1, 2001. Mr. Ritchey disclaims beneficial ownership of the common units held by his wife.
(12) Includes 7,719.73 shares of common stock, 3,571 shares of restricted stock awarded under the 1997 Stock Plan that vest in five equal annual installments beginning on January 24, 2001 and 3,929 shares of restricted stock awarded under the 1997 Stock Plan that vest in five equal annual installments beginning on January 18, 2002. The value of the restricted stock awards as of December 29, 2000 is $326,250. Also includes 75,000 currently exercisable stock options.
(13) Includes 2,319.73 shares of common stock held directly, 800 shares of common stock held by Mr. Selsam's children, 8,000 common units held directly, 2,679 shares of restricted stock awarded under the 1997 Stock Plan that vest in five equal annual installments beginning on January 24, 2001 and 2,679 shares of restricted stock awarded under the 1997 Stock Plan that vest in five equal annual installments beginning on January 18, 2002. The value of the restricted stock awards as of December 29, 2000 is $233,073. Also includes 130,663 currently exercisable stock options and 25,000 shares of common stock issuable upon the exercise of stock options that will become exercisable within 60 days of March 1, 2001. Mr. Selsam disclaims beneficial ownership of the common stock held by his children.
(14) Information regarding Capital Growth Management Limited Partnership ("CGM") is based solely on a Schedule 13G filed by CGM with the SEC on February 9, 2001. CGM's address is 1 International Place, Boston, MA 02110. On March 9, 2001, CGM filed an amended Schedule 13G with the SEC reporting beneficial ownership of 1,760,500 shares of common stock, representing 2.56% of all common stock. CGM has now ceased to be the beneficial owner of more than 5% of the common stock of Boston Properties.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

  Directors of Boston Properties who are also employees receive no additional compensation for their services as directors. During 2000, Boston Properties paid its non-employee directors a quarterly director fee of $7,500 for their services. In addition, non-employee directors receive: (i) a fee of $1,000 for each Board of Directors meeting attended, (ii) an additional fee from January 1, 2000 to April 30, 2000 of $1,000 for each committee meeting attended, unless the committee meeting was held on the day of a meeting of our Board of Directors, (iii) an additional fee from May 1, 2000 to December 31, 2000 of $1,000 for each committee meeting attended, whether or not the committee meeting was held on the day of a meeting of our Board of Directors and (iv) a fee of $250 for each telephonic meeting attended. The chairman of each committee received a fee from January 1, 2000 to April 30, 2000 of $1,000 per committee meeting attended, unless the committee meeting was held on the day of a meeting of our Board of Directors and a fee from May 1, 2000 to December 31, 2000 of $2,000 per committee meeting attended, whether or not the committee meeting was held on the day of a meeting of our Board of Directors. Each non-employee director has made an election, in accordance with the 1997 Stock Plan and approved by the Board of Directors, to receive in lieu of cash fees deferred stock units to be settled in shares of common stock upon the person's retirement from our Board of Directors. Non-employee directors also are reimbursed for reasonable expenses incurred to attend Board of Directors and committee meetings. The 1997 Stock Plan provides that each new non-employee director will receive, upon initial election to our Board of Directors, a non-qualified option to purchase 10,000 shares of common stock. In addition, the 1997 Stock Plan provides that each non-employee director, on the 5th day after each annual meeting of stockholders, will receive a non-qualified option to purchase 5,000 shares of common stock. Pursuant to this provision, on May 10, 2000, Messrs. Landis, Patricof, Salomon, Seidenberg and Turchin each received a non-qualified option to purchase 5,000 shares of common stock. All such options become exercisable over the two-year period following the date of grant.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth the compensation paid for 1998, 1999 and 2000 to the Chairman of the Board, the Chief Executive Officer and each of the four named executive officers.

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL
                                COMPENSATION               LONG-TERM COMPENSATION AWARDS
                              --------------------       -----------------------------------------
                                                         SECURITIES     RESTRICTED
                                                         UNDERLYING       STOCK        ALL OTHER
   NAME AND PRINCIPAL          SALARY      BONUS          OPTIONS         AWARDS      COMPENSATION
        POSITION         YEAR   ($)         ($)             (#)          ($)(10)        ($)(20)
   ------------------    ---- --------    --------       ----------     ----------    ------------
Mortimer B. Zuckerman... 2000 $500,000    $500,000       1,000,000(4)       --          $   144
 Chairman............... 1999  416,667       --              --             --              144
                         1998    --          --          1,000,000(5)       --              144

Edward H. Linde......... 2000 $500,000    $500,000       1,000,000(4)       --          $   144
 President, Chief
  Executive Officer..... 1999  441,667       --              --             --              144
                         1998  150,000       --          1,000,000(6)       --              144

Robert E. Burke......... 2000 $363,750    $325,000          75,000(7)    $145,518(12)   $10,344
 Executive Vice
  President............. 1999  350,000     262,500          75,000(8)     108,692(13)     4,144
                         1998  311,667     235,000         100,000(9)       --            4,144

Raymond A. Ritchey...... 2000 $363,750    $365,000         112,500(7)    $218,298(14)   $10,344
 Executive Vice
  President............. 1999  342,500     315,000         112,500(8)     163,054(15)     4,144
                         1998  259,167     295,000         150,000(9)       --            4,144

Robert E. Pester........ 2000 $248,462    $350,000          82,500(7)    $160,107(16)   $10,344
 Senior Vice President.. 1999  230,000     207,000          75,000(8)     108,692(17)     4,144
                         1998   30,961(1)   30,000          75,000(10)      --               --

Robert E. Selsam........ 2000 $249,231    $300,000(2)       56,250(7)    $109,169(18)   $10,344
 Senior Vice President.. 1999  239,231     204,000(2)(3)    56,250(8)      81,542(19)     4,144
                         1998  229,183     170,000(2)       75,000(9)       --            4,144

--------
(1) Represents portion of annual base salary received by Mr. Pester upon initiation of employment with Boston Properties on November 12, 1998.
(2) Excludes consultation and management fees paid to Mr. Selsam pursuant to an agreement dated August 10, 1995. See "Employment and Noncompetition Agreements."
(3) Includes $24,000 received in May 2000 in recognition of services rendered during fiscal year 1999.
(4) As discussed in the Compensation Committee Report included elsewhere in this proxy statement, this long-term incentive award is intended to cover a three-year period in recognition of Mr. Zuckerman's and Mr. Linde's contribution to the performance of Boston Properties. One third of these options vest on each of the first, second and third anniversary of the date of grant. The date of grant was February 2, 2001, and the exercise price was $42.12 per share, the fair market value of a share of common stock on the date of grant.
(5) Represents a special stock option grant in recognition of the absence of cash compensation received by Mr. Zuckerman in fiscal years 1997 and 1998. One fifth of these options vest on each of the first, second, third, fourth and fifth anniversary of the date of grant. The date of grant was March 24, 1998 and the exercise price was $34.375 per share, the fair market value of a share of common stock on the date of grant.
(6) Represents a special stock option grant in recognition of the limited cash compensation received by Mr. Linde in fiscal years 1997 and 1998. One fifth of these options vest on each of the first, second, third, fourth and fifth anniversary of the date of grant. The date of grant was March 24, 1998 and the exercise price was $34.375 per share, the fair market value of a share of common stock on the date of grant.
(7) These options were granted in recognition of services during fiscal year 2000. One third of these options vest on each of the first, second and third anniversary of the date of grant. The date of grant was January 18, 2001, and the exercise price was $40.75 per share, the fair market value of a share of common stock on the date of grant.
(8) These options were granted in recognition of services during fiscal year 1999. One third of these options vest on each of the first, second and third anniversary of the date of grant. The date of grant was January 24, 2000, and the exercise price was $30.4375 per share, the fair market value of a share of common stock on the date of grant.
(9) These options were granted in recognition of services during fiscal year 1998. One third of these options vest on each of the first, second and third anniversary of the date of grant. The date of grant was February 9, 1999, and the exercise price was $33.375 per share, the fair market value of a share of common stock on the date of grant.
(10) Represents options granted to Mr. Pester upon initiation of employment with Boston Properties. One third of these options vest on each of the first, second and third anniversary of the date of grant. The date of grant was November 12, 1998 and the exercise price was $29.50 per share, the fair market value of a share of common stock on the date of grant.
(11) Restricted stock is awarded under the 1997 Stock Plan or by our Board of Directors. Restricted stock awards are reflected based on the fair market value of the shares of common stock awarded on the date of grant calculated using the closing market price of our common stock on that date as reported on the New York Stock Exchange. Dividends are payable on the restricted stock to the same extent and on the same date as dividends are paid on our common stock.
(12) Mr. Burke received an award of 3,571 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 18, 2001 and the fair market value of a share of common stock on the date of grant was $40.75. One fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The value of the restricted stock as of December 29, 2000 was $155,338.50 based on the closing market price as reported on the New York Exchange on December 29, 2000 of $43.50.
(13) Mr. Burke received an award of 3,571 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 24, 2000 and the fair market value of a share of common stock on the date of grant was $30.4375. One fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The value of the restricted stock as of December 31, 1999 was $111,147.38 based on the closing market price as reported on the New York Stock Exchange on December 31, 1999 of $31.125.

(14) Mr. Ritchey received an award of 5,357 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 18, 2001 and the fair market value of a share of common stock on the date of grant was $40.75. One fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The value of the restricted stock as of December 29, 2000 was $233,029.50 based on the closing market price as reported on the New York Exchange on December 29, 2000 of $43.50.
(15) Mr. Ritchey received an award of 5,357 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 24, 2000 and the fair market value of a share of common stock on the date of grant was $30.4375. One fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The value of the restricted stock as of December 31, 1999 was $166,736.63 based on the closing market price as reported on the New York Stock Exchange on December 31, 1999 of $31.125.
(16) Mr. Pester received an award of 3,929 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 18, 2001 and the fair market value of a share of common stock on the date of grant was $40.75.
   One fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The value of the restricted stock as of December 29, 2000 was $170,911.50 based on the closing market price as reported on the New York Stock Exchange on December 29, 2000 of $43.50.
(17) Mr. Pester received an award of 3,571 shares of restricted stock under the 1997 Stock Plan. One fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The date of grant was January 24, 2000 and the fair market value of a share of common stock on the date of grant was $30.4375. The value of the restricted stock as of December 31, 1999 was $111,147.38 based on the closing market price as reported on the New York Stock Exchange on December 31, 1999 of $31.125.
(18) Mr. Selsam received an award of 2,679 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 18, 2001 and the fair market value of a share of common stock on the date of grant was $40.75.
   One fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The value of the restricted stock as of December 29, 2000 was $116,536.50 based on the closing market price as reported on the New York Stock Exchange on December 29, 2000 of $43.50.
(19) Mr. Selsam received an award of 2,679 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 24, 2000 and the fair market value of a share of common stock on the date of grant was $30.4375. One fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The value of the restricted stock as of December 31, 1999 was $83,383.88 based on the closing market price as reported on the New York Stock Exchange on December 31, 1999 of $31.125
(20) Includes Boston Properties' matching contribution under our 401(k) plan (up to $10,200 per individual in 2000 and $4,000 per individual in 1999 and 1998), and our cost of term life insurance (approximately $144, $144 and $144 per individual in 2000, 1999 and 1998, respectively). No named executive officer received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

  Option Exercises and Year-End Holdings. The following table provides certain information with respect to stock options granted by Boston Properties in recognition of services rendered in fiscal year 2000 to the Chairman of the Board, the Chief Executive Officer and each of the four named executive officers pursuant to the 1997 Stock Plan. All stock options were granted at an exercise price equal to the fair market value on the date of grant. The Chairman of the Board and the Chief Executive Officer received a grant of options on February 2, 2001, which was intended to cover a three-year period, as discussed in the Compensation Committee Report included elsewhere in this proxy statement. The closing price of the common stock on February 2, 2001, the date of grant, was $42.12. Each of the remaining four named executive officers received a grant of options on January 18, 2001. The closing price of the common stock on January 18, 2001, the date of grant, was $40.75. One third of these options vest on each of the first, second and third anniversary of the date of grant.

                      OPTION GRANTS FOR FISCAL YEAR 2000


                                  INDIVIDUAL GRANTS
                         -----------------------------------
                                     PERCENT OF
                                   TOTAL OPTIONS   EXERCISE
                          OPTIONS    GRANTED TO       OR
                          GRANTED   EMPLOYEES IN  BASE PRICE EXPIRATION  GRANT DATE
          NAME              (#)    FISCAL YEAR(1)   ($/SH)      DATE    VALUATION(2)
          ----           --------- -------------- ---------- ---------- ------------
Mortimer B. Zuckerman... 1,000,000     31.03%       $42.12     2/2/11    $6,180,000
Edward H. Linde......... 1,000,000     31.03         42.12     2/2/11     6,180,000
Robert E. Burke.........    75,000      2.33         40.75    1/18/11       433,500
Raymond A. Ritchey......   112,500      3.49         40.75    1/18/11       650,250
Robert E. Pester........    82,500      2.56         40.75    1/18/11       476,850
Robert E. Selsam........    56,250      1.74         40.75    1/18/11       325,125

--------
(1) A total of 1,222,250 options were granted to employees of Boston Properties on January 18, 2001 and a total of 2,000,000 options were granted to employees of Boston Properties on February 2, 2001, for a total of 3,222,250 options granted to employees in recognition of services rendered in fiscal year 2000.
(2) Calculated using the Black-Scholes pricing model. The assumptions used in determining the present value of the option grant using this methodology are as follows: expected option life of 6 years; risk-free interest rate of 5.14%; 20% volatility since our initial public offering; 5.09% dividend yield; exercise price of $42.12 and $40.75, respectively and a closing price of common stock on the date of grant of $42.12 and $40.75, respectively. The actual value, if any, that the holders of these options may realize will depend on the continued employment of the holders of these options through the vesting period and the excess of the market price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by a holder will be at or near the value estimated by the Black-Scholes pricing model, which is based on assumptions as to the variables of stock price volatility, future dividend yield, interest rates and other factors.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

  The following table sets forth the aggregated number of options to purchase shares of common stock exercised by the named executive officers in 2000 and the number of shares of common stock covered by the stock options held by each of these officers as of December 31, 2000. The value of unexercised in-the-money options is based on the closing price of a share of common stock, as reported on the New York Stock Exchange, on December 29, 2000 of $43.50, minus the exercise price, multiplied by the number of shares underlying the options. An option is "in-the-money" if the fair market value of the shares of common stock underlying the option exceeds the option exercise price.

                                                    NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                         UNDERLYING                IN-THE-MONEY
                                                   UNEXERCISED OPTIONS AT           OPTIONS AT
                            SHARES                       YEAR-END(#)                YEAR-END($)
        NAME AND          ACQUIRED ON    VALUE    ------------------------- ---------------------------
   PRINCIPAL POSITION     EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
   ------------------     ----------- ----------- ----------- ------------- ------------- -------------
Mortimer B. Zuckerman...      --          --        506,667      813,333    $5,623,339.50 $9,421,660.50
 Chairman
Edward H. Linde.........      --          --        506,667      813,333     5,623,339.50  9,421,660.50
 President, Chief Execu-
 tive Officer
Robert E. Burke.........      --          --        153,335      281,665     1,932,522.13  3,932,165.38
 Executive Vice Presi-
 dent
Raymond A. Ritchey......      --          --        216,667      395,833     2,652,089.50  5,404,941.75
 Executive Vice Presi-
 dent
Robert E. Pester........      --          --         50,000      100,000       700,000.00  1,329,687.50
 Senior Vice President
Robert E. Selsam........    13,300    $219,587.50    88,367      184,583       956,664.50  2,455,801.13
 Senior Vice President

                   EMPLOYMENT AND NONCOMPETITION AGREEMENTS

  Mr. Edward H. Linde, as President and Chief Executive Officer, has an employment and noncompetition agreement with Boston Properties. Pursuant to his employment agreement, during the term of the agreement, Mr. Linde will devote substantially all of his business time to the business and affairs of Boston Properties. The term of the employment agreement is three years beginning on the closing of our initial public offering with automatic one-year renewals thereafter unless notice of termination is given 30 days prior to the end of the initial term or renewal term by either Mr. Linde or Boston Properties. Mr. Linde receives an annual base salary of $500,000 and is eligible for bonus compensation, including stock options, to be determined in the discretion of our Board of Directors. Mr. Linde's employment with us may be terminated for "cause" by Boston Properties for (1) gross negligence or willful misconduct, (2) an uncured breach of any of his material duties under the employment agreement, (3) fraud or other conduct against the material best interests of Boston Properties, or (4) a conviction of a felony if such conviction has a material adverse effect on Boston Properties. Mr. Linde may terminate his employment for "good reason," which includes (1) a substantial adverse change in the nature or scope of his responsibilities and authority under his employment agreement or (2) an uncured breach by Boston Properties of any of its material obligations under his employment agreement. If Mr. Linde's employment is terminated by us "without cause" or by Mr. Linde for "good reason," then Mr. Linde will be entitled to a severance amount equal to the product of (x) his base salary plus prior year's bonus multiplied by (y) the number of full and fractional years that the noncompetition agreement described below is in effect (but in any event at least one year's base salary plus prior year's bonus).

  The employment agreement prohibits Mr. Linde while he is a director or an officer of Boston Properties and for one year thereafter from (1) engaging, directly or indirectly, in the acquisition, development, construction, operation, management, or leasing of any commercial real estate property, (2) intentionally interfering with our relationships with our tenants, suppliers, contractors, lenders or employees or with any governmental agency, or (3) soliciting our tenants or employees. Pursuant to his employment agreement, however, Mr. Linde may engage in minority interest passive investments which include the acquisition, holding, and exercise of voting rights associated with investments made through (1) the purchase of securities that represent a non-controlling, minority interest in an entity or (2) the lending of money, but without management of the property or business to which such investment directly or indirectly relates and without any business or strategic consultation with such entity. In addition, Mr. Linde may participate as an officer or director of any charitable organization. The period that this noncompetition agreement is in effect may be terminated prematurely by Boston Properties, which will reduce the severance amount payable to Mr. Linde. In addition, his employment agreement provides that the noncompetition provision shall not apply if Mr. Linde's employment is terminated following certain changes of control of Boston Properties; in such event, the severance amount payable to Mr. Linde will be determined by reference to the period of time that the noncompetition provision would have been in effect in the absence of such a change of control.

  Messrs. Burke, Ritchey and Selsam have employment agreements with Boston Properties similar to that of Mr. Linde, except that the geographic scope of their noncompetition provisions is limited to the markets of Boston Properties at the time of termination of their employment. In addition, Mr. Zuckerman is a party to an agreement with Boston Properties that contains noncompetition provisions of the same scope and duration as the noncompetition provisions of Mr. Linde's employment agreement. Boston Properties will continue to be subject during the term of Mr. Selsam's employment to an agreement dated August 10, 1995 pursuant to which (1) he is eligible to receive commissions of 33.33% of any leasing commission received by Boston Properties in connection with the lease of 90 Church Street, New York, New York and (2) he is paid 5% of the management fees earned on the same property. Mr. Selsam did not receive any commissions, but did receive $16,837.30 in management fees for fiscal year 2000.

                             SEVERANCE AGREEMENTS

  Boston Properties entered into severance agreements with each of Mr. Zuckerman and Mr. Edward H. Linde on July 30, 1998. The severance agreements provide for severance benefits to Mr. Zuckerman and Mr. Linde in the event of their termination under certain circumstances within 24 months following a "change in control." In the event a "terminating event" occurs within 24 months following a "change in control," Mr. Zuckerman and Mr. Linde will receive a lump sum amount equal to $3,000,000 if the date of termination is in the year 1998, $3,300,000 if the date of termination is in the year 1999, and $3,630,000 if the date of termination is in year 2000 or later. Health, dental and life insurance benefits are provided for three (3) years following termination. Finally, the severance agreements provide for tax protection in the form of excise tax gross-up as well as financial counseling, tax preparation assistance and outplacement counseling.

  We adopted the Boston Properties, Inc. Senior Executive Severance Plan (referred to as the senior plan) in order to reinforce and encourage the continued attention and dedication of the Executive Vice Presidents, the Chief Financial Officer and the Regional Office Heads. The senior plan provides for the payment of severance benefits to each such executive officer in the event of termination under certain circumstances within 24 months following a "change in control" of up to three (3) times such executive officers annual base salary and three (3) times the amount of the average annual bonus earned by the executive officer with respect to the three (3) calendar years immediately prior to the "change in control." Tax protection, financial counseling, tax preparation assistance, outplacement counseling and continuation of health, dental and life insurance is the same as described above in the severance agreements.

  We adopted the Boston Properties, Inc. Executive Severance Plan (referred to as the executive plan) in order to reinforce and encourage the continued attention and dedication of the Senior Vice Presidents and those Vice Presidents with ten (10) or more years of tenure with Boston Properties. The executive plan is the same as the senior plan except that each such senior officer will receive a payment of up to two (2) times such senior officers annual base salary and two (2) times the amount of the average annual bonus. Financial counseling, tax preparation assistance, outplacement counseling and continuation of health, dental and life insurance benefits is provided for two
(2) years following termination.

                            STOCK PERFORMANCE GRAPH

  The following graph provides a comparison of cumulative total stockholder return for the period from June 23, 1997 (the date on which our common stock was first publicly traded) through December 29, 2000, among Boston Properties, the Standard & Poor's ("S&P") 500 Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Total Return Index (the "Equity REIT Index"). The Equity REIT Index includes all tax qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market. Equity REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, Boston Properties will provide any stockholder with a list of the REITs included in the Equity REIT Index. The stock performance graph assumes an investment of $100 in each of Boston Properties and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Equity REIT Index and the S&P 500 Index were provided to us by NAREIT. The data shown is based on the share prices or index values, as applicable, at the end of each month shown.

                    [Stock Performance Graph Appears Here]

                        June '97  Dec. '97  June '98  Dec. '98  June '99  Dec. '99  June '00  Dec. '00
The Company             $100.00   $122.97   $129.42   $119.34   $143.98   $128.62   $127.65   $147.27
S&P 500                 $100.00   $110.58   $130.17   $142.18   $159.78   $172.08    $99.58    $90.89
Equity REIT Index       $100.00   $113.77   $108.05    $93.86    $98.34    $89.52   $113.18   $126.37

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

 Philosophy of Executive Compensation

  Boston Properties' executive compensation program is administered under the direction of the Compensation Committee of our Board of Directors. The current members of the Compensation Committee are Ivan G. Seidenberg, Alan J. Patricof and Martin Turchin. None of the members of the Compensation Committee are employees of Boston Properties. The philosophy of our executive compensation program is to:

  . Attract, retain and reward executives who have the motivation, experience, and skills necessary to lead Boston Properties effectively and continue our short-term and long-term profitability, growth and return to stockholders.

  . Create a link between the performance of our stock and executive compensation.

  . Base executive compensation levels on the overall financial and operational performance of Boston Properties, the regional contribution to the overall financial and operational performance and the individual contribution of the executive officer to the success of Boston Properties' financial performance.

  . Position executive compensation levels to be competitive with other similarly situated public companies including the real estate industry in general and real estate investment trusts, or REITs, in particular, with an emphasis on office REITs and REITs with a comparable market capitalization. During 1997, the Compensation Committee engaged an independent outside compensation consultant to review executive compensation matters. The consultant prepared a survey of executive compensation arrangements for executives at various levels provided by a peer group of 30 REITs of similar size and makeup. The consultant's report was the basis on which the Compensation Committee designed our executive compensation program. Our overall philosophy is to provide total compensation to our executives at a target level around the 75th percentile for executives in comparable positions in our peer group. Since 1997, the Compensation Committee has annually reviewed publicly available executive compensation surveys of peer groups and the real estate industry in general in order to ensure that our executive compensation program remains comparable to executives in our peer group, as well as the real estate industry in general.

 Compensation Committee Procedures

  In order to implement the above policy, the Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation plan as well as specific compensation levels for the executive officers. Final aggregate compensation determinations for each fiscal year are generally made after the end of the fiscal year, after financial statements for such year become available. At that time, bonuses, if any, are determined for the past year's performance, base salaries for the following fiscal year are set and grants of options and/or stock, if any, are generally made. With respect to the compensation of the executive officers, other than Mr. Zuckerman and Mr. Linde, the Compensation Committee reviews Mr. Linde's recommendations with regard to the appropriate compensation awards. The elements of compensation are primarily comprised of the following, with all three elements working together to satisfy the ultimate goal of enhancing stockholder value:

  1. Base Salary. Base salaries are set for executive officers on the basis of assigned responsibilities and on an evaluation of appropriate compensation levels for such responsibilities based upon the recommendations set forth in the 1997 independent consultant report discussed above, as updated by the recently available public surveys referred to previously.

  Individual base salaries are reviewed annually. The granting of salary increases within the established applicable salary range for each executive officer and the point within such range their salary will fall is based upon certain factors which include the overall financial performance of Boston Properties, the regional

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

contribution to the overall financial performance of Boston Properties, if applicable, to such executive officer, and individual performance. Assessment of individual performance is based on previously established goals for each executive officer comprised of both subjective and objective elements. With respect to base salaries, the Compensation Committee generally intends to target base salary levels to be at approximately the 75th percentile for executives in comparable positions in comparable public real estate companies. Based on the Compensation Committee's philosophy and the factors as stated above, the Compensation Committee approved 2001 base salaries for the named executive officers other than Mr. Linde and Mr. Zuckerman as follows: Mr. Burke, $385,000; Mr. Ritchey, $400,000; Mr. Pester $285,000; and Mr. Selsam $275,000.

  2. Cash Bonuses. Boston Properties intends to provide annual performance awards to our executive officers in the form of cash bonuses based on favorable performance by both Boston Properties and the individual executive. The Compensation Committee intends that annual growth in funds from operations, or FFO, will be the principal overall performance measure that is used to determine the maximum bonus to which each executive officer will be entitled and the achievement of individual performance will be used to determine whether each executive officer will receive the maximum bonus or some lesser amount. The Compensation Committee sets forth the threshold, target and maximum levels of FFO growth in advance of each year and sets an allocation between overall performance of Boston Properties and individual performance for each officer. Where appropriate for an executive officer, the Compensation Committee will factor in regional contribution to the overall performance of Boston Properties in determining the cash bonus for such executive officer. In determining cash bonuses for 2000, the Compensation Committee noted that fiscal year 2000 was a year of significant achievements including the following:

  . Strong financial performance, with a 15% increase in total FFO over 1999 and a per-share FFO increase from $2.89 per share (diluted) in 1999 to $3.31 per share (diluted) in 2000.

  . Boston Properties' total return of 46% for fiscal year 2000 outperformed the Morgan Stanley REIT index total return of 26.8%.

  . Continued growth through $81.7 million in new acquisitions, $1.22 billion in developments in progress and $113 million in developments placed in service.

  . The closing of a public offering of approximately 17 million shares of our common stock for an aggregate value of approximately $668 million.

  The Compensation Committee intends that aggregate cash compensation (base salary plus bonus) will be at approximately the 75th percentile of cash compensation paid by comparable companies in the event that target performance is achieved. In recognition of the achievements of Boston Properties as described above and the individual performance of each named executive officer, the Compensation Committee awarded cash bonuses to the named executive officers other than Mr. Zuckerman and Mr. Linde for the year ended December 31, 2000 as follows: Mr. Burke, $325,000; Mr. Ritchey, $365,000; Mr. Pester, $350,000; and Mr. Selsam, $324,000.

  3. Stock Options and Stock Grants. While recognizing that cash bonus awards provide rewards for positive short-term performance, the Compensation Committee believes that awards of stock options or stock grants provide long-term incentive compensation to executive officers that is aligned directly with the achievement of enhanced value for stockholders through an appreciating stock price. The Compensation Committee intends to grant stock options and/or stock grants annually on the basis of Boston Properties' performance and regional and individual contributions to the success of its performance. Based on the Compensation Committee's review of Boston Properties' overall performance, regional performance and individual performance for 2000, on January 18, 2001, the Compensation Committee granted Messrs. Burke, Ritchey, Pester and Selsam options to purchase 75,000, 112,500, 82,500 and 56,250 shares of common stock, respectively, at the then market price of $40.75 per share. One third of these options become exercisable on each of the first, second and third anniversary of the date of grant. In addition, the Compensation Committee granted restricted stock to Messrs. Burke, Ritchey, Pester and Selsam of 3,571, 5,357, 3,929 and 2,679 shares, respectively. One fifth of the restricted stock will vest on each of the first, second, third, fourth and fifth anniversary of the date of grant. The Compensation

Committee began making restricted stock grants for fiscal year 1999 and has continued to make restricted stock grants to our executives because the Compensation Committee is concerned about retaining our executive talent. Restricted stock can deliver more value to our executives than options, and when combined with a five-year vesting schedule, can serve as a retention tool.

 Compensation of the Chief Executive Officer and the Chairman of the Board

  For 2000, an outside compensation consultant was engaged to collect and review data regarding the total compensation awarded to the chairmen and chief executive officers of Boston Properties and four comparative peer companies. The consultant compared both the total compensation, as well as the individual components of base salary, annual incentive and long-term incentives, received by such executives. The comparative peer group consisted of office REITs with a comparable market capitalization and geographic presence to Boston Properties. While comparative market data is valuable in providing assurance of reasonable and fair compensation for our Chairman and Chief Executive Officer, the stated philosophy of our executive compensation program to recognize individual contributions to the performance of Boston Properties and to create a link between the performance of our stock and executive compensation is also emphasized.

  Based on the comparative peer survey and Boston Properties' financial performance in 2000, the Compensation Committee approved a base salary for 2001 of $500,000 for each of Mr. Zuckerman and Mr. Linde. This is the same base salary paid to Mr. Linde and Mr. Zuckerman for 2000. Prior to 1999, Mr. Zuckerman received no salary and Mr. Linde received a base salary of $150,000 which was significantly below competitive levels. Also, in recognition of each of Mr. Zuckerman's and Mr. Linde's individual contribution to the significant achievements of Boston Properties, as described above, for the fiscal year ended December 31, 2000, cash bonuses were awarded to Mr. Zuckerman and Mr. Linde in the amount of $500,000.

  Additionally, because the Compensation Committee believes it is important to provide long-term incentive compensation that is tied directly to the creation of value for stockholders, to reward Messrs. Zuckerman and Linde for their past efforts, and their contribution to the performance of Boston Properties, and as incentive to continue their efforts in the future, each of Mr. Zuckerman and Mr. Linde were awarded stock options on February 2, 2001. The amount of these awards is the same as the previous stock option awards granted to Messrs. Zuckerman and Linde in 1998. These awards are meant to serve as three-year grants and vest in three equal annual installments beginning on the first anniversary of the date of grant.

  Tax Deductibility of Compensation. Section 162(m) of the Code limits the deductibility on Boston Properties' tax return of compensation over $1 million to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance.

  Submitted by the Compensation Committee:

    Ivan G. Seidenberg, Chairman
    Alan J. Patricof
    Martin Turchin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Boston Properties has established a Compensation Committee consisting of Messrs. Seidenberg, Patricof and Turchin. None of them has served as an officer or employee of Boston Properties or has any other business relationship or affiliation with Boston Properties, except his service as a director. None of these persons had any relationships with Boston Properties requiring disclosure under applicable rules and regulations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the executive officers and directors of Boston Properties, and persons who own more than ten percent of a registered class of Boston Properties' equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish Boston Properties with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were satisfied.

                            AUDIT COMMITTEE REPORT

  The undersigned members of the Audit Committee of the Board of Directors of Boston Properties submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2000 as follows:

  1. The Audit Committee has reviewed and discussed with management the audited financial statements for Boston Properties for the fiscal year ended December 31, 2000.

  2. The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of SAS 61. That Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit.

  3. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the auditors' independence from management and Boston Properties including the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1. In addition, the Audit Committee considered whether the provision of certain non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence.

  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Boston Properties Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

  Submitted by the Audit Committee:

    Alan J. Patricof, Chairman
    Richard E. Salomon
    Ivan G. Seidenberg

                 INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS

  PricewaterhouseCoopers LLP served as our independent accountants for the fiscal year ended December 31, 2000 and has reported on our 2000 consolidated financial statements.

AUDIT FEES

  Fees for the fiscal year 2000 audit and the review of Forms 10-Q were $291,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

  PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

  Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 were approximately $1,400,000. These fees consist primarily of services rendered in connection with tax planning and compliance, matters related to Boston Properties' public offering of common stock, transaction financial due diligence and support, and other audit reports.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TIMES SQUARE ACQUISITION AND DEVELOPMENT

  On December 1, 2000, Boston Properties acquired from The Prudential Insurance Company of America ("Prudential") the leasehold interest and other rights in a development site located on the full block between Broadway and Seventh Avenue in the center of New York City's Times Square ("Site 1") for approximately $164 million in cash. A 47-floor, 1.2 million-square foot Class A office building, "Times Square Tower," will be built by Boston Properties on Site 1. Construction is expected to begin in the second quarter of 2001 with initial occupancy expected in the fourth quarter of 2003. Boston Properties signed a lease for 620,947 square feet on the lower floors of Times Square Tower to house the New York practice of Arthur Andersen. Boston Properties had previously acquired from Prudential the leasehold interest and other rights in a second site directly across from Site 1 ("Site 4"), where Boston Properties is building a 38-floor, 1.1 million square foot Class A office building, "5 Times Square," of which 100% is pre-leased to Ernst & Young US LLP. Sites 1 and 4 are part of the 42nd Street Development Project, a redevelopment project initiated by the State and City of New York. Boston Properties purchased Sites 1 and 4 pursuant to a series of agreements entered into as of January 21, 1999.

  The ground leases for Sites 1 and 4 expire April 30, 2089, but the tenant under each ground lease has the right to acquire the fee interest. The sites are exempt from New York City real property taxes during the term of each ground lease; instead Boston Properties pays base rent (and certain other payments specified in each ground lease) which are substantially below full real estate taxes for the first twenty years following completion of the new office building on each site. As part of the transactions, Boston Properties acquired rights to receive ground rent and other reimbursements (the "Credits") which offset ground rent and other payments required under each ground lease as follows: (i) approximately $60.73 million of Credits relate to Site 1, (ii) approximately $52.27 million of Credits relate to Site 4, and
(iii) approximately $16.24 million of the Credits relate to another site which is not being acquired and are allocated on a pro rata basis to Sites 1 and 4. After commencement of construction of an office building on each site, the Credits allocable to the site begin accruing interest at an interest rate equal to 110 basis points above the rate on 10-year U.S. Treasury Notes until the Credits are fully repaid. Boston Properties estimates that it will take approximately 30 years from the commencement of construction of each building for the Credits to be exhausted.

BP PRUCENTER DEVELOPMENT LLC

  On August 22, 2000 Boston Properties acquired Prudential's 50% interest in all remaining development parcels located at the Prudential Center in Boston, Massachusetts, giving Boston Properties a 100% interest in the future development rights associated with the Prudential Center. In the transaction, Prudential exercised its option to sell its 50% interest in BP Prucenter Development LLC, a limited liability company of which Boston Properties already owned a 50% interest, and which holds the rights to the development parcels. The purchase price of approximately $18.2 million was funded through the issuance of 439,059 shares of our common stock. Boston Properties had previously acquired Prudential's 50% interest in the 111 Huntington Avenue development rights, which were also held by BP Prucenter Development LLC, for approximately $12.3 million which we funded through the issuance of 343,077 shares of our common stock. Completion of the development of 111 Huntington Avenue at the Prudential Center is expected in the third quarter of 2001. Boston Properties paid approximately $27 million for its original 50% interest in all of the Development Rights, as defined below.

  Boston Properties originally acquired the commercial portion of the Prudential Center property and the development rights associated with the Prudential Center on July 2, 1998. The acquisition included (i) the

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

52-story office building known as the "Prudential Tower" containing approximately 1.2 million net rentable square feet; (ii) the 25-story office building known as "101 Huntington Avenue" containing approximately 500,000 net rentable square feet; (iii) the "Shops at Prudential" containing approximately 500,000 net rentable square feet of floor area for retail purposes; (iv) a parking garage containing in excess of 2,500 parking spaces; and (v) rights to expand the Prudential Center by approximately 991,000 square feet of office space, 263,000 square feet of retail and community services space and 422,000 square feet of housing (the "Development Rights").

CARNEGIE CENTER ACQUISITIONS AND DEVELOPMENT

  On June 30, 1998, Boston Properties acquired from entities controlled by Mr. Alan B. Landis a portfolio of properties known as the Carnegie Center Portfolio and Tower One and related operations (collectively, the "Carnegie Center Portfolio"). The Carnegie Center Portfolio then consisted of nine Class A office buildings located in Princeton, New Jersey and East Brunswick, New Jersey. In connection with the acquisition of the Carnegie Center Portfolio, Mr. Landis became a director of Boston Properties, a position he continues to hold. The properties in Princeton constituted a major portion of the Carnegie Center office complex. Under the acquisition agreement Boston Properties had the right to acquire three additional Class A buildings (the "500 Series Buildings") located in the Carnegie Center office complex, following the satisfaction of closing conditions principally related to third party relationships, for aggregate consideration specified in the acquisition agreement at $68,288,077, subject to closing adjustments. On March 1, 2000 Boston Properties acquired the 500 Series Buildings through the assumption of approximately $49,040,204 of mortgage financing and the issuance of an aggregate of 577,817 common units. The number of common units to be issued was determined by dividing the total consideration owed, after adjustments, by the weighted average of the closing prices per share of our common stock, as reported on the New York Stock Exchange, for the ten day period ended on February 25, 2000 ($30.23), as provided in the original acquisition agreement entered into in 1998. Mr. Landis and his spouse received 473,048 of the common units issued in consideration for the 500 Series Buildings. The closing adjustments included commissions of approximately $500,000 owed to an affiliate of Mr. Landis in connection with new leases for one of the 500 Series Buildings. This transaction was reviewed and approved by a vote of the independent directors of Boston Properties.

  In connection with the acquisition of the Carnegie Center Portfolio, the Operating Partnership entered into a development agreement with an affiliate of Mr. Landis providing for up to approximately 2,000,000 square feet of development in or adjacent to the Carnegie Center office complex. An entity controlled by Boston Properties (and in which Mr. Landis or an affiliate of Mr. Landis will have an interest) will generally acquire the necessary land parcel upon the commencement of each development project. Two parcels of land located within the Carnegie Center office complex were acquired in 1999: 302 Carnegie Center for approximately $1,300,000 in cash and 502 Carnegie Center for approximately $2,298,000 in cash. Each of these properties is under contract for development. In each case the purchase price was calculated pursuant to the development agreement on the basis of $20 per rentable square foot proposed to be constructed on the land parcel. In addition, an affiliate of Mr. Landis obtained a contingent interest in the project, if the developed property achieves a stabilized return in excess of a target annual return ranging between 10.5% and 11%. The development agreement also provided that the Operating Partnership and an affiliate of Mr. Landis would form a development company to provide development services for the Carnegie Center developed projects at a total charge of five dollars ($5.00) per rentable square foot actually constructed. Revenues and expenses of the development company are shared equally by the Operating Partnership and the affiliate of Mr. Landis. Pursuant to the development agreement, Mr. Landis, personally, has the right to receive compensation at a rate of $250,000 annually. During 1999 two development properties were completed under the development agreement and conveyed to Boston Properties: 510 Carnegie Center, a 234,160 square-foot, Class A office building, was acquired on April 30, 1999 for approximately $48,000,000 funded through the assumption of debt of approximately $28,400,000, the issuance of 57,778 Series One units valued at approximately $2,000,000 and cash of approximately $17,600,000; and 206 Carnegie Center, a 161,763 square-foot, Class A office building, was acquired on July 9, 1999 for approximately $27,000,000 in cash. Each of these transactions was reviewed and approved by a vote of the directors of Boston Properties other than Mr. Landis.

THE MBZ CHARITABLE REMAINDER TRUST PURCHASE OF SHARES FROM PRUDENTIAL

  On February 21, 2001, The MBZ Charitable Remainder Unitrust, a charitable trust of which Mr. Zuckerman is the grantor and Mr. Linde is the sole trustee, purchased from Prudential 1,806,842 shares of our common stock at an agreed upon purchase price of $39.90 per share. In a separate transaction, Prudential sold 855,872 shares of our common stock to unrelated parties on the same date and at the same price.

  As of February 21, 2001, Prudential owned 2,000,000 shares of our Series A preferred stock, 167,394 Series Three preferred units and 50,000 common units. In addition, affiliates of Prudential continue to manage in the aggregate 2,944,038 shares of our common stock, although Prudential is not the beneficial owner of these investments.

SECURED LENDING TRANSACTIONS

  Prudential or its affiliates have provided us with secured financing on customary terms and conditions comparable with transactions involving other lenders.

INDEBTEDNESS OF MANAGEMENT

  Mr. Robert E. Burke received a personal loan from Boston Properties in the principal amount of $500,000. The term of the loan commenced on May 26, 1998 and ends on May 31, 2001. The loan bears interest at a rate of seven percent (7%) per annum. Interest only payments are due yearly beginning on June 1, 1999. A final payment equal to the principal amount outstanding and all accrued interest is due on May 31, 2001. As of March 1, 2001, the outstanding principal amount of the loan was $150,000.

LEASING COMMISSIONS

  We paid aggregate leasing commissions in 2000 of approximately $700,000 to a firm controlled by Mr. Raymond A. Ritchey's brother. The terms of the related agreement are more favorable to Boston Properties than comparable arrangements with other brokers in comparable markets.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

  The cost of solicitation of proxies will be borne by Boston Properties. In an effort to have as large a representation at the annual meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of Boston Properties. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock. In addition, MacKenzie Partners, Inc. a proxy solicitation firm, has been engaged by Boston Properties to act as proxy solicitor and will receive fees estimated at $10,000 plus reimbursement of out-of-pocket expenses.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETINGS

  Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Boston Properties' proxy statement and form of proxy for its 2002 annual meeting must be received by Boston Properties on or before November 30, 2001 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to:
Boston Properties, Inc., 800 Boylston Street, Suite 400, Boston, MA 02199-8001, Attn.: Secretary.

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

  Stockholder proposals to be presented at its 2002 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of Boston Properties, Inc., 800 Boylston Street, Suite 400, Boston, MA 02199-8001 not earlier than January 2, 2002, nor later than February 16, 2002 unless its 2002 annual meeting of stockholders is scheduled to take place before April 2, 2002 or after July 1, 2002. Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely received by Boston Properties at its principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if received by Boston Properties at its principal executive office not later than the close of business on the later of (1) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (2) the fifteenth (15th) day following the day on which public announcement of the date of such annual meeting is first made by Boston Properties. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals shall be mailed to: Boston Properties, Inc., 800 Boylston Street, Suite 400, Boston, MA 02199-8001, Attn: Secretary.

                                                                     APPENDIX A

                            BOSTON PROPERTIES, INC.

                            AUDIT COMMITTEE CHARTER

I. GENERAL STATEMENT OF PURPOSE

  The Audit Committee of the Board of Directors (the "Audit Committee") of Boston Properties, Inc. (the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of management's and the independent accountant's participation in the Company's financial reporting process and of the Company's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent accountant.

II. AUDIT COMMITTEE COMPOSITION

  The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Sections 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III. MEETINGS

  The Audit Committee generally is to meet five times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV. AUDIT COMMITTEE ACTIVITIES

  The principal activities of the Audit Committee will generally include the following:

  A. REVIEW OF CHARTER

    . Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

  B. AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

    . Review the overall audit plan with the independent accountant and the members of management who are responsible for maintaining the Company's accounts and preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

    . Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent accountant:

      (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

      (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements;

      (iii) major changes in and other questions regarding accounting and auditing principles and procedures; and

      (iv) the effectiveness of the Company's internal control process (including evaluations of its Senior Accounting Executive and any other relevant personnel).

    . Review and discuss with the independent accountant (outside of the presence of management) how the independent accountant plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and receive assurance from the independent accountant that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

    . Review and discuss with the independent accountant (outside of the presence of management) any problems or difficulties that the independent accountant may have encountered with management or others and any management letter provided by the independent accountant and the Company's response to that letter. This review shall include considering:

      (i) any difficulties encountered by the independent accountant in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information; and

      (ii) any changes required by the independent accountant in the scope or performance of the Company's internal audit.

    . Review and discuss major changes to the Company's auditing and accounting principles and practices as may be suggested by the independent accountant or management.

    . Discuss with the independent accountant such issues as may be brought to the Audit Committee's attention by the independent accountant pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

    . Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent accountant of the matters required to be discussed by SAS 61, and (3) with the independent accountant's concerning the independent accountant's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual report on Form 10-K.

    . Request that the independent accountant provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, and review and discuss with the independent accountant the independent accountant's independence.

    . Prepare the Audit Committee report required by Item 306 of Schedule 14A of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

  C. UNAUDITED QUARTERLY FINANCIAL STATEMENTS

    . Review and discuss with management and the independent accountant the Company's quarterly financial statements. Such review shall include discussions by the Chairman of the Audit Committee or the Audit Committee with the independent accountant of such issues as may be brought to the Chairman's or Audit Committee's attention by the independent accountant pursuant to Statement on Auditing Standards No. 71.

  D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT ACCOUNTANT

    . Recommend to the Board the appointment of the independent accountant.

    . Instruct the independent accountant that the independent accountant's ultimate accountability is to the Board and the Audit Committee.

    . Evaluate on an annual basis the performance of the independent accountant and, if necessary in the judgement of the Audit
       Committee, recommend that the Board replace the independent accountant.

    . Recommend to the Board on an annual basis the fees to be paid to the independent accountant.

    . Require that the independent accountant provide the Audit Committee with periodic reports regarding the independent accountant's independence, which reports shall include but not be limited to a formal written statement setting forth all relationships between the independent accountant and the Company or any of its officers or directors. The Audit Committee shall discuss such reports with the independent accountant, and if necessary in the judgement of the Audit Committee, the committee shall recommend that the Board take appropriate action to ensure the independence of the independent accountant or replace the independent accountant.

  E. MATTERS RELATING TO THE INDEPENDENCE OF THE AUDIT COMMITTEE

    . Periodically review the independence of each member of the Audit Committee and promptly bring to the attention of management and the Board any relationships or other matters that may in any way compromise or adversely affect the independence of any member of the Audit Committee or any member's ability to assist the Audit Committee in fulfilling its responsibilities under this Charter, including any such relationship or other matter that may have caused or may in the future cause the Company to fail to comply with the requirements set forth in Sections 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual.

  F. GENERAL

    . The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

    . Perform such other oversight functions as may be requested by the Board.

    . The Audit Committee shall inquire of management and the independent accountant as to whether, in the preparation or review of the audited financial statements and the quarterly financial statements, management or the independent accountant have any significant concerns regarding the Company's qualification as a "real estate investment trust" under the applicable provisions of the federal tax laws.

    . In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent accountant. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent accountant or any other professional retained by the Company to render advice to the Company, attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

    . Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent accountant's audit responsibilities, the independent accountant. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent accountant or to ensure compliance with laws, regulations or Company policies.

Amended and Restated: May 3, 2000

                                  DETACH HERE

                                     PROXY

                            BOSTON PROPERTIES, INC.


                              800 Boylston Street
                                   Suite 400
                       Boston, Massachusetts 02199-8001

                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Edward H. Linde, Douglas T. Linde, and William
J. Wedge, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Boston Properties, Inc. held of record by the undersigned on March 14, 2001 at the Annual Meeting of Stockholders to be held on May 2, 2001 and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The undersigned's vote will be cast in accordance with the proxies' discretion on such other business as may properly come before the meeting or at any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
-----------                                                         -----------
SEE REVERSE                                                         SEE REVERSE
   SIDE                                                                SIDE
-----------                                                         -----------

BOSTON PROPERTIES, INC.
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

-----------------
VOTE BY TELEPHONE
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1.  Read the accompanying Proxy Statement and Proxy Card.

2.  Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.  Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

----------------
VOTE BY INTERNET
----------------

It's fast, convenient and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy Statement and Proxy Card.

2.  Go to the Website
    http://www.eproxyvote.com/bxp

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/bxp anytime!

   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                  DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES.

1.  Proposal to elect the following persons as Class I Directors:
    NOMINEES:  (01) Mortimer B. Zuckerman,  (02) Alan B. Landis,  and
    (03) Richard E. Salomon.

                      FOR    [_]         [_]    WITHHELD
                      ALL                       FROM ALL

[_]
    -----------------------------------------------------
         WITHHELD AS TO THE NOMINEE(S) NOTED ABOVE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2.  Ratify the appointment of PricewaterhouseCoopers LLP   FOR   AGAINST ABSTAIN
    as independent accountants.                            [_]     [_]     [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST"
PROPOSALS 3 AND 4.

3.  Act upon one stockholder proposal concerning the       FOR   AGAINST ABSTAIN
    annual election of directors.                          [_]     [_]     [_]

4.  Act upon one stockholder proposal concerning our       [_]     [_]     [_]
    shareholder rights plan.

5. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                              [_]

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                Date:          Signature:                Date:
          ---------------      ------               ---------------      ------